Exhibit 17

[Name and Address of Proxy Solicitor]


                     INVESCO TAX-FREE INTERMEDIATE BOND FUND
                       INVESCO TAX-FREE INCOME FUNDS, INC.

                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 20, 1999

This proxy is being solicited on behalf of the Board of Directors of INVESCO Tax-Free Income Funds, Inc. ("Company") and relates to the proposals with respect to the Company and to INVESCO Tax-Free Intermediate Bond Fund, a series of the Company ("Fund"). The undersigned hereby appoints as proxies [ ] and [ ], and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on May 20, 1999, at the offices of the Company, 7800 East Union Avenue, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" all proposals relating to the Company and the Fund with discretionary power to vote upon such other business as may properly come before the Meeting.

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE DATE AND SIGN THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800 [ ]-[ ]


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

     [INVXXX]                 KEEP THIS PORTION FOR YOUR RECORDS



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                                             DETACH AND RETURN THIS PORTION ONLY
                    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

                     INVESCO TAX-FREE INTERMEDIATE BOND FUND
                       INVESCO TAX-FREE INCOME FUNDS, INC.

VOTE ON DIRECTORS                     FOR   WITHHOLD    FOR
                                      ALL      ALL      ALL
                                                      EXCEPT

4. Election of the Company's Board    /_/     /_/       /_/    To withhold
   of Directors; (1) Charles W.                                authority to
   Brady; (2) Fred A. Deering; (3)                             vote for any
   Mark H. Williamson;                                         individual
   (4) Dr. Victor L. Andrews;                                  nominee(s), mark
   (5) Bob R. Baker; (6) Lawrence                              "For All Except"
   H. Budner; (7) Dr. Wendy Lee                                and write the
   Gramm; (8) Kenneth T. King;                                 nominee's number
   (9) John W. McIntyre; and                                   on the line
   (10) Dr. Larry Soll                                         below.

                                                               -----------------
VOTE ON PROPOSALS                                      FOR     AGAINST  ABSTAIN
1. Approval of an agreement and plan of
   reorganization and termination under                /_/       /_/       /_/
   which INVESCO Tax-Free Long-Term
   Bond Fund ("Long-Term Bond Fund"), a
   series of INVESCO Tax-Free Income
   Funds, Inc., ("Income Funds") would
   acquire all of the assets of
   Intermediate Bond Fund in exchange
   solely for shares of Long-Term Bond
   Fund and the assumption by Long-Term
   Bond Fund of all of Intermediate
   Bond Fund's liabilities, followed by
   the distribution of those shares to
   the shareholders of Intermediate
   Bond Fund, all as described in the
   accompanying Prospectus/Proxy
   Statement;

2. Approval of an Agreement and Plan of
   Conversion and Termination providing
   for the conversion of Intermediate
   Bond Fund from a separate series of
   Tax-Free Income Funds to a separate
   series of INVESCO Bond Funds, Inc.,
   all as described in the accompanying
   Prospectus/Proxy Statement;

3. Approval of changes to the                /_/       /_/       /_/
   fundamental investment restrictions;

/_/To vote against the proposed changes
   to one or more of the specific
   fundamental investment restrictions, but to approve others, PLACE AN "X" IN
   THE BOX AT left and indicate the
   number(s) (as set forth in the proxy
   statement) of the investment policy
   or restrictions you do not want to
   change on the line below.

-----------------------------------------

5. Ratification of the selection of
   PricewaterhouseCoopers LLP as the         /_/       /_/       /_/
   Company's Independent Public
   Accountants;

YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY PHONE, FACSIMILE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY BELOW AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

TO VOTE BY TOUCH-TONE PHONE OR THE INTERNET, PLEASE CALL 1-800-[ ] TOLL FREE OR VISIT WWW.[ ].COM. TO VOTE BY FACSIMILE TRANSMISSION, PLEASE FAX YOUR COMPLETED PROXY CARD TO 1-800-[ ]-[ ]


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Please  sign  exactly as name  appears  hereon.  If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person




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Signature                                         Date



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Signature (Joint Owners)                          Date